Exhibit 4.2
GUARANTEE
     Each of the undersigned Guarantors hereby, jointly and severally with each of the other Guarantors, unconditionally Guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and their successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer thereunder, that: (a) the principal of and premium, if any, and interest, including Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on premium, if any, and interest, including Additional Interest, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee thereunder shall be promptly paid in full or performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, each of the undersigned Guarantors shall be, jointly and severally with each of the other Guarantors, obligated to pay the same immediately. Each of the undersigned Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions thereof, the recovery of any judgment against the Issuer or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the undersigned Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or another Guarantor, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any of the Guarantors, or any Custodian or other similar official acting in relation to either the Issuer or any of the Guarantors, any amount paid either to the Trustee or to such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the undersigned Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations Guaranteed hereby until payment in full of all obligations Guaranteed hereby. Each of the undersigned Guarantors further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Seven of the Indenture for purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations Guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Article Seven of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the undersigned Guarantors for the purpose of this Note Guarantee. The undersigned Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Trustee or the Holders under this Note Guarantee or the Indenture.
     THE OBLIGATIONS OF THE UNDERSIGNED GUARANTORs TO THE HOLDERS AND TO THE TRUSTEE PURSUANT TO THIS NOTE GUARANTEE AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE ELEVEN OF THE INDENTURE, AND REFERENCE IS HEREBY MADE TO SUCH INDENTURE FOR THE PRECISE TERMS OF THIS GUARANTEE. THE TERMS OF ARTICLE ELEVEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the undersigned Guarantors and their respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Issuer’s obligations under the Notes and the Indenture and shall inure to the benefit of the Trustee and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, if any of the undersigned Guarantors satisfies the provisions of Section 11.03 of the Indenture, it shall automatically be released of its obligations hereunder without the necessity of any action being taken by any Person and regardless of whether this Guarantee is amended to reflect such release. This is a Guarantee of payment and not a guarantee of collection.
     For purposes hereof, each the undersigned Guarantors’ liability shall be that amount from time to time equal to the aggregate liability of such Guarantor under this Note Guarantee, but shall be limited to the lesser of (a) the aggregate amount of the obligations of the Issuer under the Notes and the Indenture and (b) the amount, if any, which would not have (A) rendered such Guarantor "insolvent” (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York), (B) left it with unreasonably small capital at the time this Note Guarantee was entered into, or at the time the undersigned Guarantor Incurred liability hereunder, after giving effect to the Incurrence of existing Indebtedness immediately prior to such time or (C) left such Guarantor with debts beyond its ability to pay as such debts mature; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Guarantor is a party that the amount Guaranteed pursuant to its Note Guarantee is the amount set forth in subsection (a) above unless any creditor, or representative of creditors of such Guarantor, or debtor in possession or trustee in bankruptcy of such Guarantor, otherwise proves in such a lawsuit or other proceeding that the aggregate liability of such Guarantor is limited to the amount set forth in subsection (b). In making any determination as to the solvency or sufficiency of capital of the undersigned Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.
     The undersigned Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note Guarantee and to constitute the valid obligation of such Guarantor have been done and performed and have happened in due compliance with all applicable laws.
     The terms of this Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.
     Capitalized terms used herein have the same meanings given in the Indenture, dated as of December 23, 2009 (the “Indenture”), among National Money Mart Company (the “Issuer”), the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, unless otherwise indicated.

Dated: December 2, 2010

DFG ACQUISITION SERVICES, INC.
By:	/s/ Roy W. Hibberd
	Name:	Roy W. Hibberd
	Title:	Secretary

MILITARY FINANCIAL SERVICES, LLC
By:	/s/ Roy W. Hibberd
	Name:	Roy W. Hibberd
	Title:	Secretary

DEALERS’ FINANCIAL SERVICES, LLC
By:	/s/ Roy W. Hibberd
	Name:	Roy W. Hibberd
	Title:	Secretary

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